Exhibit 2.3
                                                                     -----------




                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


IN RE:                                )     CASE NO. 96-1583 (HSB)
                                      )
ITHACA INDUSTRIES, INC.,              )     CHAPTER 11
                                      )
                        DEBTOR.       )
                                      )

                         SECOND MODIFICATION OF DEBTOR'S
                       PREPACKAGED PLAN OR REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

            Pursuant to Section 1127 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., and Rule 3019 of the Federal Rules of Bankruptcy Procedure, Ithaca Industries, Inc. (the "Debtor"), debtor and debtor-in-possession, by and through its attorneys, submits the following second modification to the Debtor's Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated August 29, 1996 (as amended by the Debtor's first modification dated October 8, 1996, the "Plan"):

            1. The following new Sections 1.3.1, 1.3.2 and 1.3.3 are added immediately after Section 1.3 of the Plan:

      1.3.1 "Amended and Restated Bank Group Documents" shall mean the Amended and Restated Credit Agreement, and all agreements, instruments and documents executed in connection therewith, which set forth the terms and conditions governing the Amended and Restated Ithaca Secured Notes and which shall be filed with the Bankruptcy Court no later than ten (10) days following the Effective Date.

      1.3.2 "Amended and Restated Credit Agreement" shall mean the Credit Agreement as amended and restated on and as of the Effective Date.



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      1.3.3 "Amended and Restated Ithaca Secured Notes" shall mean the secured notes to be issued by Reorganized Ithaca for distribution to the Bank Group pursuant to Section 4.2.1(a) of the Plan in accordance with the Amended and Restated Bank Group Documents.

            2. Sections 1.55 and 1.58 of the Plan are deleted in their entirety.

            3. Section 4.2.1 of the Plan is modified by (i) renumbering that section as Section 4.2.1(a), and (ii) deleting the preamble to the term sheet contained in such section and replacing it with the following:

      4.2.1(a) Class 2A (Allowed Bank Group Secured Claims). On the Effective Date, the Credit Agreement shall be amended and restated, to reflect the principal terms set forth herein, and such other terms as to which the Debtor, the Reorganized Debtor, the Informal Committee and the Lenders may agree, and each holder of an Allowed Bank Group Secured Claim shall receive (subject to Section 6.11 hereof) its Pro Rata share of the Amended and Restated Ithaca Secured Notes issued pursuant to the Amended and Restated Bank Group Documents which shall contain the following principal terms:

            4. The following new Section 4.2.1(b) shall be added immediately after the term sheet in new Section 4.2.1(a) of the Plan:

      4.2.1(b) The liens, pledges, mortgages and security interests securing the Obligations (as such term is defined in the Amended and Restated Credit Agreement) shall remain in full force and effect through and after the Effective Date and shall continue to constitute valid, enforceable, perfected, first priority liens, pledges, mortgages or security interests securing the Obligations (subject to any permitted liens as set forth in the Amended and Restated Credit Agreement) after the amendment and restatement of the Credit Agreement contemplated herein.

            5. The following new Section 6.31 shall be added immediately after Section 6.30 of the Plan:

      6.31 Execution of Amended Bank Group Documents. On the Effective Date, the Debtor and the other parties thereto shall execute and deliver the Amended and Restated Bank Group Documents, but only so long as the same shall be in form and substance reasonably satisfactory to the Debtor, the Informal Committee and each Lender.






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            6.    Section 8.1(f) of the Plan is deleted and replaced with the following:

      (f) The Amended and Restated Bank Group Documents shall be in form and substance reasonably satisfactory to each Lender, the Official Committee and the Informal Committee.


Dated:      Wilmington, Delaware
            November 20, 1996


                        YOUNG, CONAWAY, STARGATT & TAYLOR
                        Co-Counsel to the Debtor and Debtor-in-Possession


                        By:         /s/ Joel Waite
                            -----------------------------------------
                            Laura Davis Jones (LDJ-2436)
                            11th Floor, Rodney Square North
                            P.O. Box 391
                            Wilmington, Delaware 19899-0391
                            (302) 571-6642

                                    -and-

                        PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                        Co-Counsel to the Debtor and Debtor-in-Possession
                        By: Jeffrey W. Levitan (JL-6155)
                        A Member of the Firm
                        1585 Broadway
                        New York, New York 10036
                        (212) 969-3000